Exhibit 10.20(a)

[LOGO] Lufthansa Technik	Frontier

Agreement

on

Technical Services for A320 Family Aircraft

between	Frontier Airlines, Inc. 7001 Tower Road Denver, CO 80249 USA (hereinafter referred to as “Frontier”)

and	LUFTHANSA TECHNIK AG

Weg beim Jäger 193 22335 Hamburg Germany (hereinafter referred to as “LHT” or “Lufthansa Technik”)

[LOGO] Lufthansa Technik	Frontier

Contents

BASIC AGREEMENT

Preamble

1.	SCOPE OF AGREEMENT	5

2.	DEFINITIONS AND ABBREVIATIONS	6

3.	COOPERATION BETWEEN THE PARTIES AND RESPONSIBILITIES TOWARDS THE AIRWORTHINESS AUTHORITIES/ THIRD PARTIES / MANAGE/ M™	11

4.	SUBCONTRACTING	13

5.	TURNAROUND TIME, PERFORMANCE DATE	14

6.	PRICES AND PRICE ADJUSTMENT	15

7.	PAYMENT TERMS	17

8.	SECURITY FOR PAYMENT	20

9.	QUALITY AND WARRANTY	21

10.	DELIVERY AND REDELIVERY	23

11.	LIABILITY AND INDEMNIFICATION—INSURANCE	24

12.	TERM AND TERMINATION	26

13.	CONFIDENTIALITY, NO TRANSFER OF INTELLECTUAL PROPERTY RIGHTS	27

14.	NOTICES AND COMMUNICATION	29

15.	LAW AND JURISDICTION	30

16.	MISCELLANEOUS	32

[LOGO] Lufthansa Technik	Frontier

BASIC AGREEMENT

[LOGO] Lufthansa Technik	Frontier

This Agreement is made and entered into as of this 5 Day of November 2014, between Frontier Airlines, Inc. a company incorporated under the laws of Colorado having its principal offices at 7001 Tower Road, Denver, Colorado, USA (hereinafter referred to as “Frontier” and Lufthansa Technik AG, a company incorporated under the Laws of the Federal Republic of Germany, having its registered offices at Weg beim Jäger 193, 22335 Hamburg, Germany (hereinafter referred to as “LHT” or “Lufthansa Technik”)

Preamble

WHEREAS LHT is a corporation in the business of providing all aircraft-related technical services, such as, but not limited to, the Maintenance of aircraft, Engines and Components, and is duly authorized and certified in accordance with the EASA Part-145, FAA Part-145 and EASA Part-21 requirements and/or aviation requirements of certain other authorities; and

WHEREAS Frontier wishes to have certain aircraft-related Services performed by LHT in accordance with such standards and experience; and

WHEREAS LHT wishes to perform such Services for Frontier in accordance with LHT’s quality standards and experience.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in connection with mutual promises and covenants set forth hereunder, Frontier and LHT agree upon the following:

[LOGO] Lufthansa Technik	Frontier

1. SCOPE OF AGREEMENT

The Basic Agreement sets forth the general terms of the contractual relationship between LHT and Frontier and the provisions contained herein shall apply to any Attachments, Annexes or any other documents referencing or amending this Agreement.

The Services to be provided by LHT are defined and specified in the respective Attachments. They shall be performed under applicable aviation Authority approvals or the applicable aviation Authority approvals of LHT’s Subcontractors and in accordance with the respective Maintenance Data.

Capitalized terms used in this Basic Agreement shall have the meaning ascribed to them in Article 2 and – to the extent used in one of the Attachments – shall have an identical meaning throughout the entire Agreement, unless otherwise defined with reference to the deviation in the respective Attachment.

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2. DEFINITIONS AND ABBREVIATIONS

The following terms, expressions and abbreviations shall have the following meanings:

Agreement	Basic Agreement, Attachments and General Annexes.

Airworthiness	An aircraft or Component is airworthy if it conforms to the applicable approved type, i.e. if it complies with the valid type certificate data sheet and if the Maintenance was carried out in accordance with the applicable Maintenance requirements and if the aircraft or Component was released to service.

AAR	Any mandatory aviation authority requirement, including, but not limited to FAA Airworthiness Directives, EASA Airworthiness Directives, LBA “Lufttuechtigkeitsanweisungen” and DGAC “Consignes de Navigabilités”.

AOG	Aircraft on Ground.

APU	Auxiliary Power Unit.

APU Operating Hour	Each full or partial hour that the APU is in operation.

ATA 300	Air Transport Association specification 300.

Attachments	All specific attachments with corresponding annexes, side letters and any other mutually agreed documents referencing this Agreement and that are a part of this Agreement.

Attachment Assumptions	Has the meaning set forth in Article 6.3.1.

Authority	Either the approving authority of the aircraft operator or the approving authority of the Maintenance organization, production organization, design organization and/or the continuing airworthiness management organization.

Base Maintenance	All scheduled Maintenance activities in accordance with the operator’s approved Maintenance Program. For non-routine Maintenance activities, criteria according to AMC 145.A-10 shall apply.

Basic Agreement	This document has the meaning set forth in Article 1.

Beneficiary	Has the meaning set forth in Article 13.3.

BER	Beyond Economic Repair

Business Day	Any Day on which banks are open in Hamburg, Germany and Denver, Colorado USA.

CLP	Officially Published Catalog List Price.

Components	Devices, modules or individual parts of an aircraft, including Engine or flight equipment or emergency equipment. They are always identified by a part number in the Maintenance or operational documents issued by the respective aircraft or Component design organization.

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Confidential Information	Has the meaning set forth in Article 13.1.

Consumables	Semi-finished products such as metal or plastic sheets or profiles, etc., fluids such as cleaning agents, pickling agents, primers, paints, etc. for surface treatment, adhesives, additional material for welding or plasma jet welding or other material or additives such as lubricants or fuels that are used for Maintenance or operation of aircraft or Components. They are distinguished from Components or Standard Parts in that they can never be used without processing. They are identified by a standard or other specification (or by a part number in exceptional cases) in the Maintenance and operational documents issued for the respective aircraft by the aircraft design organization.

CRS	Certificate of release to service.

CSN	Cycles Since New; means the aggregate number of Flight Cycles of an aircraft or an Engine, as applicable, since its manufacturing date.

Day	Calendar day.

Delivery	The act of Frontier giving LHT possession of an aircraft, Engine or a Component to be serviced.

DGAC	The French Direction Générale de l’Aviation Civile.

DOD	Domestic Object Damage; damage of Material caused by objects which are part of the damaged aircraft or Engine.

EASA	European Aviation Safety Agency also being the approving authority of the LHT design organisation and for each European STC (if applicable and/or required).

Engine	A basic engine assembly and its accessories.

Engine Flight Hour	Each full or partial hour that the Engine is in operation.

Excluded Taxes	(a) Taxes based on income, capital gains, net worth or property payable by LHT to any tax authority in Germany; or

(b) Taxes for which LHT becomes liable by reason of its willful misconduct or gross negligence.

Expendable	An item for which no authorized repair procedure exists and for which standard cost of repair exceeds cost of replacement, including Standard Parts. Expendable inventory is controlled by quantity and is scrapped after removal.

Fixed Price (F/P)	A predetermined price for a single service or event according to Article 7.2.

Flat Rate (F/R)	A continuous lump sum payment for certain Services usually stated in currency per time measurement, e.g. ‘USD per Flight Hour’ according to Article 7.1.

Flight Cycle	One take-off and landing event.

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Flight Hour	Each hour that the aircraft is airborne.

FOD	Foreign Object Damage, any damage to an aircraft, Engine or other aircraft part that is caused by any external impact, including, but not limited to, objects which are not part of such aircraft, Engine or other aircraft part, and/or lightning.

General Annex	Those documents named General Annexes and attached to this Agreement.

Interchangeability	Means that design, function and characteristics of a certain Component or part are sufficiently alike to be replaceable with each other under applicable Airworthiness laws and regulations.

JPM	Joint Procedures Manual.

Layover Period	Any downtime of an aircraft during which Maintenance of aircraft, aircraft Parts, Engine or Components is performed.

LBA	The German Luftfahrtbundesamt.

Line Maintenance	All routine Maintenance activities in accordance with the operator’s approved Maintenance Program. For non-routine Maintenance activities, criteria according to AMC 145.A-10 shall apply.

LLP	Life Limited Parts

LRU	A Component which can be readily changed on an aircraft during Line Maintenance operations.

Maintenance	One or a combination of the following actions: Overhaul, repair, inspection, testing, replacement, modification or rectification of discrepancies on an aircraft, an Engine or a Component.

Maintenance Data	Approved data for an aircraft or Component which has been issued by the design organization which has developed the aircraft or Component or another approved design organization, such as, but not limited to, LHT as EASA Part 21/J approved design organisation, to define the extent of Maintenance to be performed on an aircraft or a Component.

Maintenance Program	A Maintenance program that has been approved by the authority of the country of aircraft registration.

manage/m™	Has the meaning set forth in Article 3.6.

Material	Components, Consumables, Expendables and Raw Material.

Minimum Flight Hours	A certain number of Flight Hours during a certain period, agreed between the Parties for the purposes of calculating the minimum Flat Rate payment by Frontier.

Modification	The alteration of the aircraft, any Material or other aircraft-related part in conformity with an approved standard.

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MRO Airbus World

Data Release Agreement	An agreement in the form as attached to this Agreement signed by Frontier and by which Frontier authorizes Airbus to give LHT access to customized data included in the Airbus On-Line Services.

NAA	The approving Authority of the aircraft operator, including, if applicable, the Federal Aviation Administration (FAA).

OEM	Original equipment manufacturer.

Officially Published

Catalog List Price	The most current OEM Officially Published Catalog List Price, without any discount or reductions, made public and available to any customer.

Party/Parties	LHT or Frontier / LHT and Frontier collectively.

Planned Flight Hours	The estimated number of Flight Hours during a certain period

Raw Material	Semi-finished products such as metal or plastic sheets or profiles, etc. Raw Materials are distinguished from Components in that they can never be used without processing and are identified by a standard or other specification (or by a part number in exceptional cases) in the Maintenance and operational documents issued for the respective aircraft by the aircraft design organization.

Redelivery	The act of LHT giving Frontier possession of an aircraft, Engine or a Component.

Release to Service	The issuance of a CRS by the Maintenance organization approved by the applicable Authority confirming, unless otherwise specified, that the Maintenance Services listed therein have been carried out in conformity with the applicable requirements (e.g. EASA Part-145 requirements) by appropriate authorized personnel of the Maintenance organization and in accordance with the applicable Maintenance organization exposition, and that the aircraft or Component has been released to service.

SB	Service Bulletin.

Serviceable Condition	The status required for the issuance of a CRS.

Services	The work to be performed by LHT as agreed in the Attachments.

Standard Parts	Individual parts that are identified by a standard rather than by a part number in the Maintenance or operational documents issued by the respective aircraft or aircraft Component design organization or any other approved design organisation, such as but not limited to, LHT as an EASA Part 21/J approved design organisation.

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Standard OEM Warranty	The warranty that is given by the OEM of the Material concerned to any customer according to its published warranty terms.

STC	Supplemental type certificate.

Subcontractor	Any person, legal or natural (other than employees of LHT and Suppliers) engaged by LHT to support LHT in the performance of its obligations under this Agreement.

Supplier	Any person, legal or natural, supplying Material to a Party, the manufacturing of which is not such Party’s own contractual obligation vis-à-vis the other Party under this Agreement, e.g. off-the-shelf-parts or OEM parts and documentation.

Taxes	Any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds (including without limitation, any value added or similar tax and any stamp, documentary, registration or similar tax) and any amount treated as such whenever created or imposed and whether of the government of Germany or elsewhere and whether imposed by a local, municipal, governmental, state, federal or other body and, will include, without limitation, all fines, penalties, costs, charges and expenses payable in connection with any failure to pay or delay in paying the same (except and to the extent that any such fines, penalties, costs, charges and expenses arise as a result of acts or omissions or delay of LHT) but not “Excluded Taxes” and references to “Taxes” will be construed accordingly.

TC	Type certificate.

Time and Material	Basis for a pricing of certain Services in accordance with Article 7.3.

TSN	Time Since New; means the aggregate number of Flight Hours of an aircraft or an Engine or APU Operating Hour, as applicable, since its manufacturing date.

Turnaround Time / TAT	The period of time between scheduled Delivery and Redelivery, unless expressly otherwise stated in an Attachment.

Value Added Tax	Sales tax or value added tax on any goods and services, sales or turnover tax, customs duties, imposition or levy of a like nature including, without limitation, value added tax payable under the German VAT Act 1993 as amended or supplemented from time to time.

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3.	COOPERATION BETWEEN THE PARTIES AND RESPONSIBILITIES TOWARDS THE AIRWORTHINESS AUTHORITIES/ THIRD PARTIES / MANAGE/ M™

3.1	Communication

The Parties agree to establish a communication system and to define meetings and points of contact in order to enable Frontier and LHT to comply with their mutual obligations under the applicable Airworthiness regulations.

3.2	Liaison Person

Each Party shall nominate at least one person to secure the necessary liaison between Frontier and LHT.

3.3	Responsibility towards the Authorities/ Third Parties

Notwithstanding LHT’s obligations under this Agreement, Frontier shall be solely responsible for Frontier’s compliance with all applicable requirements imposed by any Authority or government agency or instrumentality. LHT shall grant Frontier access to any and all necessary information concerning LHT’s compliance with EASA-requirements or NAA-requirements, as applicable, in order for Frontier to exercise its Airworthiness responsibility.

For the avoidance of doubt this Agreement does not affect the contractual relationship between Frontier and third parties. Frontier shall remain the prime contractor in relation to the aircraft and Components manufacturers or to the lessor, if applicable, of the aircraft and Components.

In particular, LHT shall not have the responsibility towards the Authority or the manufacturer or other Supplier to follow-up manufacturer’s and other Supplier’s SBs or AARs issued by the respective Authority unless otherwise stipulated herein.

3.4	JPM

LHT shall issue a JPM containing procedures for the performance of the Services (process description) which are necessary to describe the relationship, responsibilities and points of contact between Frontier and LHT. Samples of forms to be used to inform the other Party shall be issued in the JPM.

3.5	Maintenance Data

3.5.1	Responsibility of Frontier for supply of Maintenance Data

Frontier shall provide to LHT the required Maintenance Data no later than on the date specified in the Attachments and ensure that the Maintenance Data reflect the current status of the respective aircraft, Engine or Component. Maintenance Data issued by LHT as EASA Part 21/J-approved design organization shall be provided by LHT.

If Frontier does not provide Maintenance Data on time or if such Maintenance Data does not reflect the current status of the respective aircraft, Engine or Component, LHT may, but is not obliged to, take appropriate actions to collect Maintenance Data to be able to start or continue performing the agreed Services.

3.5.2	Right to access and use Maintenance Data

Frontier hereby (i) grants to LHT a non-exclusive, royalty-free license (including the right to grant sublicenses to LHT’s Subcontractors) to use all trade secrets and copyrights related to the Maintenance Data for the purposes of performing the Services under this Agreement and (ii) to the extent that Frontier is not entitled to grant such license, guarantees to LHT that LHT and LHT’s Subcontractors are entitled to use all trade secrets and copyrights related to such Maintenance Data for the purposes of performing the Services under this Agreement.

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Frontier shall ensure that LHT can access Maintenance Data electronically. To the extent LHT and the respective OEM have an agreement regarding LHT’s access and use of such data, Frontier shall comply with any reasonable requirements of LHT and the OEM to secure access to such data. Frontier shall in particular execute upon LHT’s request all necessary agreements (e.g. the MRO Airbus World Data Release Agreement, if applicable).

This Article 3.5.2 shall not apply to Maintenance Data issued by LHT as EASA Part 21/J-approved design organization.

3.5.3	Cost for provisioning and access to Maintenance Data

Any cost, expenses, royalties or other charges, incurred by LHT or LHT’s Subcontractors in connection with the provisioning, access and use of any Maintenance Data shall be borne by Frontier.

3.6	manage/m™

To the extent stated in the Attachments, LHT provides a web-based Technical Operation Websuite (“manage/m™”) for certain Services. manage/m™ enables Frontier to establish and manage its core operation functions relating to those Services on a web-based system and supports Frontier in the fulfilment of its obligations towards the Authorities as an aircraft operator. *****

3.7	Reporting of failures, malfunctions or defects attributable to LHT originated design

If in the course of operation a failure, malfunction or defect or other occurrence which causes or might cause adverse effects on the continuing airworthiness of the product, part or appliance and if such are attributable to the LHT originated design change arises, Frontier shall notify the LHT Office of Airworthiness HAM TT/L without delay under Fax-No. + 49 40 5070 4855 or E-mail: hamtolmus@lht.dlh.de or mobile no. + 49 172 4044 238.

Such notification shall include all relevant details, e.g. operating conditions, flight hour and cycle information of the affected product and other data allowing LHT to investigate such failure, malfunction or defect to the LHT attributable design change and establish corrective action, if necessary.

LHT shall inform Frontier and all involved authorities on any known unsafe condition resulting from a LHT design, as required in EASA Part 21A.3 and FAA Part 121.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

[LOGO] Lufthansa Technik	Frontier

4. SUBCONTRACTING

4.1	LHT may subcontract Services to any other EASA/NAA-approved Maintenance facility, provided that facility meets the requirements of LHT’s CAMP (Continued Airworthiness Maintenance Program) (or equivalent) and is on LHT’s approved provider list (or equivalent). LHT will provide an updated provider list as required.

4.2	With the exception of a Base Maintenance check of an aircraft or a complete workshop Maintenance check or overhaul of an Engine or an Engine module, the Services may also be subcontracted to any other Maintenance facility to which LHT’s Authority approved management system has been extended. LHT may provide a Subcontractor with any information about Frontier that is required to perform the subcontracted Services.

4.3	LHT shall inform Frontier about any engagement of a Subcontractor and shall supply Frontier with appropriate information about the Subcontractor. Subcontracting of a Base Maintenance check of an aircraft or a complete workshop Maintenance check or overhaul of an Engine shall be subject to Frontier’s prior approval.

4.4	The engagement of a Subcontractor with respect to certain Services shall not affect LHT’s obligations vis-à-vis Frontier under this Agreement.

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5. TURNAROUND TIME, PERFORMANCE DATE

5.1	The Parties may agree on Turnaround Times or other performance dates and time limits in the Attachments to this Agreement.

5.2	Further to Article 11.1, the Parties agree that it shall be deemed not to be LHT’s fault and LHT shall not be held liable if such ***** including:

5.2.1	*****, including, but not limited to, *****, general hindrance in transportation;

5.2.2	***** which were unforeseen and which could not have been expected and which have an impact on the Services to be performed;

5.2.3	*****;

5.2.4	*****

5.2.5	*****

5.2.6	Additional tasks which were not part of the initially contracted work scope being carried out by LHT upon Frontier’s request, unless expressly agreed otherwise.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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6. PRICES AND PRICE ADJUSTMENT

6.1	Prices

The applicable prices for the Services and Material are specified in the Attachments (and corresponding annexes) to this Basic Agreement.

6.2	Cost Increase/ Decrease

Unless expressly otherwise stated in the relevant Attachments all prices shall be revised and automatically adjusted annually at the beginning of each calendar year and with effect for that calendar year as follows:

The prices have been calculated assuming that the Services involve a certain Material and labor element. The ratio of that labor and Material element is set forth in the Attachments.

6.2.1	The portion of the prices corresponding to the labor portion of the Services shall be adjusted in accordance with *****.

The price adjustment shall equal *****.

The following formula shall apply:

*****

6.2.2	The portion of the prices corresponding to the Material portion of the Services shall be adjusted in accordance *****.

6.2.3	Frontier hereby accepts any adjustments made in accordance with this Article 6.2.

6.3	Changes of Assumptions

6.3.1	In the event that ***** the Parties shall, upon such Party’s request, negotiate in good faith an adjustment of the relevant prices.

6.3.2	In the event that the Parties cannot reach agreement on an adjustment ***** such Party shall be entitled to *****.

6.4	Taxes

6.4.1	All prices under this Agreement are exclusive of any Value Added Tax or similar tax on value or turnover payable in respect thereof, which tax, if any, will be payable by Frontier in addition thereto and at the same time. Subject to this Article 6.4.1, all payments made by Frontier under this Agreement shall be made gross without any tax deductions or withholdings of a similar nature.

6.4.2	If Frontier is required by law to make any deduction or withholding from any payment hereunder, it shall do so and the sum due from Frontier in respect of such payment will be increased to the extent necessary to ensure that, after the making of such deduction or withholding, LHT receives and retains (free of any liability in respect of any such deduction or withholding) a net sum equal to the sum it would have received and retained had no deduction or withholding been required to be made.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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6.4.3	Either party will deliver to the other party or, in certain cases to such government or taxing authority as the other party reasonably directs upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party to make a payment under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification as soon as reasonably practicable.

6.4.4	LHT shall be responsible for Excluded Taxes. Frontier shall assume full responsibility for and indemnify and hold harmless LHT on LHT’s demand from and against any and all Taxes and customs duties of any nature whatsoever which may arise from this Agreement and the transaction, acts events and circumstances envisaged thereby and in respect to the receipts of LHT hereunder. In the event any such Taxes or customs duties are recoverable, LHT shall use reasonable efforts to recover such Taxes or customs duties paid.

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7. PAYMENT TERMS

As consideration for LHT’s Services under this Agreement, the Parties may agree on Flat Rate payments, Fixed Price payments or prices calculated on a Time and Material basis.

7.1	Flat Rates

To the extent that the Parties agree upon “Flat Rate” payments for certain Services in the Attachments, the following shall apply:

7.1.1	Frontier shall pay to LHT the Flat Rate payment ***** or, if such Day is not a Business Day, on the last Business Day preceding such Day.

7.1.2	Frontier shall report to LHT by the ***** the respective purchase order based on the Aircraft Flight Hours and Flight Cycles of the preceding month for each aircraft Serial Number, including TSN and CSN for each Aircraft, and place the purchase for the respective month in accordance with Article 7.1

7.1.3	In the event that during any given month the actual Flight Hours are lower than the Minimum Flight Hours in accordance with Article 11.2.1 of the TCS Attachment *****.

7.1.4	In the event that Frontier fails to supply LHT with the actual Flight Hours by ***** following the month of services LHT shall be entitled to charge Frontier based upon the actual Flight Hours of the previous month, and LHT will make a reconciliation adjustment at the next invoicing date.

7.1.5	This Article 7.1 shall apply respectively in the event that the Flat Rate is not based on Flight Hours but on Engine Flight Hours or APU Operating Hours or any other recurring reference.

7.2	Fixed Prices

To the extent that the Parties agree upon “Fixed Prices” for certain Services in the Attachments, the following shall apply:

7.2.1	Subject to Article 7.2.2, Frontier shall pay the Fixed Price *****.

7.2.2	*****

7.3	Pricing on the basis of Time and Material

To the extent that the Parties agree upon pricing on the basis of “Time and Material” for certain Services in the Attachments, the following shall apply:

7.3.1	*****

Subject to Article 7.3.3, LHT shall issue an invoice after Redelivery and Frontier shall pay within ***** from receipt of LHT’s invoice.

7.3.2	In the event that the proposed Price exceeds an amount of ***** or the equivalent thereof, both Parties will negotiate adequate payment terms in advance

7.3.3

LHT shall be entitled to dispatch all invoices electronically (e-billing) by e-mail or via upload to Frontier’s server. This will not yet apply for settlement via IATA Clearing House. Special requirements concerning e-billing in Frontier’s country (e.g. verification, archiving) have to

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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be fulfilled by Frontier. In case LHT dispatches the invoices by e-mail the e-mail shall contain the invoice as well as related documentation, if any, and shall fully substitute a hard copy invoice. All such electronic invoices shall be dispatched to the below e-mail address of Frontier. Frontier’s mailbox shall have a capacity to receive e-mails up to 5 MB in size and be permanently accessible. To the extent that Frontier provides LHT with the required digital key, LHT will send electronic invoices by encrypted e-mail. Frontier names the following contact person in the event of any transmission problems: XXX.

7.4	LHT Bank Accounts and Address for Payments by Check

7.4.1	Payments by bank transfer to LHT in United States dollars shall be made to:

Lufthansa Technik AG

Account No. *****

*****

ABA/Bank-Code *****

SWIFT-Address *****

7.4.2	In case of payments to LHT, Frontier may pay through the Airline Clearing House (ACH).

7.4.3	Any fees charged in connection with the transfer of funds from Frontier to LHT shall be borne by *****.

7.4.4	Frontier shall make payment in USD.

7.5	Invoice discrepancy

7.6	Any invoice discrepancy between the Parties with regard to a payment obligation shall not affect Frontier’s obligation to make payment of the undisputed part of such payment obligation. Such invoice discrepancy must be made in writing, stating the date and number of the concerned invoice, the reason for Frontier’s objection and the disputed amount.

7.6.1	In case of an invoice discrepancy LHT and Frontier shall negotiate in good faith to resolve such invoice discrepancy within *****.

7.6.2	If such invoice discrepancy is resolved in favour of LHT, Frontier shall pay to LHT the amount determined by such negotiations within ***** after the end of negotiations. Such invoice discrepancy shall have no impact on the initial due date. If such invoice discrepancy is solved in favour of Frontier, Frontier shall not be obliged to pay the disputed amount or will be reimbursed the disputed amount, in case Frontier had already paid such amount to LHT.

7.6.3	Frontier agrees that any invoice discrepancy with regard to a payment obligation and any claim for reimbursement shall be made within ***** after the respective Services have been performed. Frontier shall be precluded from raising any such invoice discrepancy or claim if not made within this period.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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7.7	Allocation and balancing

7.7.1	In case any payment cannot be allocated to a specific Service, LHT shall be entitled to apply the relevant amount to any outstanding amount owed by Frontier to LHT.

7.8	Late Payment Charge

Frontier shall pay to LHT a daily late payment charge of ***** on all late payments.

In the event that Frontier is a member of the IATA, Frontier hereby irrevocably authorizes LHT to take all steps necessary for the collection of late payments via IATA Clearing House. LHT is entitled to such collection for all late payments plus late payment charges.

7.9	Payment in advance

If Frontier fails to make payment in accordance with this Agreement, LHT may claim prepayment for any future Services to be performed under this Agreement by notifying Frontier in writing.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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8. SECURITY FOR PAYMENT

8.1	Transfer of title

Title to Material supplied by LHT under this Agreement shall remain with LHT until complete payment of all amounts due under this Agreement, unless otherwise stated in any of the Attachments to this Agreement

8.2	Frontier security

Frontier shall deliver to LHT, and shall maintain in effect a Payment Bond issued by an A rated or higher insurance company in the amount of ***** securing all terms and provisions of this Agreement, and as said Agreement may be amended, supplemented or extended. Any cost and fees associated with such surety bond shall be borne by Frontier. The surety bond shall remain effective until 3 years after the start of services under this Agreement. Should Frontier fail to provide a surety bond, Frontier will source an alternative product or collateral in the requested amount. After that introductory period the parties may negotiate in good faith based on payment behavior and the financial standing of Frontier a new form and/or amount of security coverage for LHT. However the minimum shall be *****.

8.3	Failure to Pay

If Frontier fails to pay any undisputed sum on the due date, LHT may provide written notice of such failure to Frontier. If, after ***** of such written notice such sum remains unpaid, LHT may, without breach of this Agreement, discontinue performing under this Agreement with ***** prior notice until all due but unpaid payments are received

8.4	Retention right / lien

In the event that Frontier fails to comply with its payment obligations under this Agreement, LHT has by virtue of its Services performed a contractual right of retention and a contractual lien with respect to the serviced item of Frontier in its custody as well as with respect to other items of Frontier in LHT’s custody to secure any claims of LHT against Frontier out of or in connection with this Agreement as well as to secure any claims of affiliates of LHT against Frontier. These rights as well as a set-off right may also be claimed for Services performed or Material supplied previously. The right of retention and the lien as well as a right to set off any due claims of LHT against Frontier with claims of Frontier against LHT may *****.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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9. QUALITY AND WARRANTY

9.1	Quality

9.1.1	LHT shall perform all Services under this Agreement in accordance with LHT’s Authority approved management system.

9.1.2	Upon prior written and reasonable request, Frontier shall have the right to perform quality audits of LHT’s organization. In the event that such audit leads to any objections, the Parties shall meet and discuss appropriate remedies to restate compliance with LHT’s Authority approved management system.

9.2	Warranty

9.2.1	Subject to the limitations of Article 9.2.2, LHT warrants that all Services and all Material manufactured by LHT or its Subcontractors shall be free from defects in workmanship and shall in all material aspects comply with the quality system described in Article 9.1.

9.2.2	The warranty is limited as follows, unless expressly agreed otherwise in the Attachments:

9.2.2.1	A defect shall only be subject to warranty if it arises within ***** or within ***** whichever may occur first.

9.2.2.2	A warranty claim must be raised by Frontier within ***** after the defect has or could have become reasonably apparent and LHT must be provided with the defective part for inspection and repair within an additional ***** after the warranty claim has been raised. If a defect arises on a non-removable part of an aircraft the Parties shall in good faith agree how to remedy such defect in a way convenient for Frontier and reasonably acceptable for LHT.

9.2.2.3	LHT does not warrant any defect in Material not manufactured by LHT or a Subcontractor or services not provided by LHT or a Subcontractor.

For such Material or services not covered by this warranty any assignable rights to warranty granted to LHT by its Suppliers shall be assigned to Frontier. LHT shall support Frontier in pursuing such warranty claim.

9.2.2.4	The defective part must not have been serviced, repaired, overhauled, maintained or modified by anyone other than LHT or its Subcontractors.

9.2.2.5	If upon Frontier’s special request LHT or its Subcontractors perform a provisional repair the Material installed and the Services performed during such repair are not subject to warranty.

9.2.2.6	Material must at all times have been stored, handled and operated in accordance with manufacturer’s recommendations.

9.2.3	LHT shall correct any defect covered by this warranty at its own cost and expense at one of its technical facilities or at any other place Frontier and LHT may agree upon from time to time. In such case Frontier shall arrange at its own risk and expense for the removal and the transport of the defective parts to and from the location where the repair shall be made and for the reinstallation of the respective parts.

9.2.4	The warranty set forth in this Article 9.2 shall be ***** in case of any *****. Article 11 shall remain unaffected.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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9.3	Flat Rate Agreement

9.3.1	Defective Services or Material covered by a Flat Rate agreement shall be corrected without reference to Articles 9.2.1 to 9.2.3, unless otherwise agreed in the Attachments.

Upon termination of such Flat Rate agreement the remedy contained in Article 9.2.3 shall be fully available to Frontier under the terms and conditions stated in Article 9.2. In such case the time periods stated therein shall begin at the date an aircraft, Engine or Component was last redelivered to Frontier.

9.3.2	The Parties agree that any warranty claim of Frontier against its Suppliers as well as any other comparable credits or benefits relating to Services and an aircraft, Engine or Material covered by a Flat Rate shall be to the benefit of LHT.

Frontier hereby assigns its claims relating to such warranties, credits or benefits to LHT and undertakes to transfer any proceeds, credits or benefits obtained directly from its Supplier to LHT. Frontier shall make any further declarations eventually necessary to effect such assignment and/or transfer; Article 9.4 shall apply respectively. In the event that LHT is legally or otherwise prevented from pursuing any assigned claims directly, Frontier shall pursue such claims in close cooperation with LHT and any corresponding proceeds shall be passed on to LHT.

9.3.3	Frontier further guarantees to LHT that any aircraft or Material serviced by LHT under a Flat Rate agreement is at least covered by a Standard OEM Warranty and that LHT will be able to obtain the benefit of such Standard OEM Warranty.

In the event that LHT should for whatever reason beyond LHT’s reasonable control not be able to collect the benefit of a Standard OEM Warranty Frontier shall—notwithstanding other rights LHT may have under Article 9.3.2 pay to LHT at least the difference to the amount corresponding to the benefit that would have been attainable under an enforceable Standard OEM Warranty.

9.4	Warranty Handling

In the event that Frontier either assigns warranty claims to LHT for enforcement in LHT’s name or appoints LHT as an agent for the administration of warranty claims for enforcement on Frontier’s behalf, the Parties shall confirm such assignment or appointment by completing and signing General Annex Warranty Handling or any other appropriate documentation provided by LHT. Frontier shall make available to LHT any documents and information required to administer and enforce the respective claims.

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10. DELIVERY AND REDELIVERY

10.1	Terms of Delivery and Redelivery

Unless otherwise agreed herein, the Delivery and Redelivery terms shall be set forth in the Attachments.

10.2	Shipping arrangements

Frontier may request that LHT supports Frontier in arranging for shipment of the Material or aircraft concerned. Any shipment arrangements made by LHT shall be in the name and on behalf of Frontier and LHT will not act as forwarding agent to Frontier.

10.3	CRS / Acceptance Certificate

Upon completion of the Services and at the latest upon Redelivery, LHT and/or its authority approved Subcontractor, as the case may be, shall issue and provide to Frontier a CRS, unless Frontier issues the CRS through its own approved organization.

Upon Redelivery, Frontier shall sign and provide to LHT a document of acceptance to confirm that the agreed Services have been completed in accordance with this Agreement or stating any objections. In the event that the aforementioned signed document is not provided to LHT prior to or upon Redelivery, the Services shall be deemed to have been completed as agreed.

10.4	Packaging

Any Material shall be packed for shipment using appropriate shipping containers that are in compliance with ATA 300 specification. To the extent that shipping containers are provided by LHT Frontier shall return such reusable shipping containers to LHT after Redelivery within ten (10) Business Days unless otherwise agreed in writing.

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11. LIABILITY AND INDEMNIFICATION—INSURANCE

11.1	Liability and Indemnification

11.1.1	Each Party will be liable towards the other Party for damage to or loss of property and for the injury to or death of any person caused by ***** the wilful misconduct of its directors, officers, employees, agents or Subcontractors in connection with or as a result of the Services rendered under this Agreement.

11.1.2	LHT will indemnify and hold harmless Frontier, its directors, officers, employees, agents and Subcontractors from and against all claims of third parties related to damage, loss, injury or death caused by ***** the wilful misconduct of LHT, its directors, officers, employees, agents or Subcontractors.

11.1.3	Frontier will indemnify and hold harmless LHT, its directors, officers, employees, agents and Subcontractors from and against all claims of third parties related to damages, loss, injury or death unless such damage, loss, injury or death is caused ***** or the wilful misconduct of LHT, its directors, officers, employees, agents or Subcontractors.

11.1.4	The liability and indemnification include *****. However, under no circumstances will the liability in Article 11.1 include *****, provided, however, that this Article 11.1.4 *****.

11.2	Insurance

11.2.1	During the term and for a minimum period of ***** after the termination or expiration of this Agreement Frontier will effect and maintain and will provide LHT with a certificate of insurance evidencing the following coverages:

11.2.1.1	*****

11.2.1.2	*****

11.2.1.3	*****

In case items are leased or loaned to Frontier by LHT as per Art. 3.2 and Art. 13 of the TCS Attachment, *****.

11.2.2	***** will be named as additional insureds with regard to *****.

11.2.3	All of the insurances will provide in favour of *****.

11.2.4	During the term and in respect of Products and Completed Operations Liability and for a minimum period of ***** after the termination or expiration of this Agreement LHT will effect and maintain and will provide Frontier with a certificate of insurance evidencing the following insurances:

*****

11.2.5	Frontier, its directors, officers, employees, agents and Subcontractors will be named as additional Insureds with regard to the insurance named in Article 11.2.4 above in case LHT is liable according to this agreement and such insurance will be primary and non-contributory to any insurances carried by Frontier and will contain a severability of interest clause.

11.2.6	All of the insurances will provide in favour of *****.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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11.3	Termination of Insurance

If Frontier is no longer insured as per Article 11.2.1 Frontier will inform LHT of this situation in writing and LHT may discontinue providing support. However, if Frontier still maintains insurances as per Article 11.2.1 but LHT does not have valid certificate, Frontier has ***** to provide proof of insurance. LHT then is also entitled to terminate the contract with immediate effect.

If LHT is no longer insured as per Article 11.2.4 LHT will inform Frontier of this situation in writing. Frontier then is also entitled to terminate the contract with immediate effect. However, if LHT still maintains insurance as per Article 11.2.4 but Frontier does not have valid certificate, LHT has ***** to provide proof of insurance.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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12. TERM AND TERMINATION

12.1	The Basic Agreement shall remain in force and be effective at least as long as one Attachment is still effective.

12.2	Subject to Article 12.1, the Basic Agreement shall survive for a minimum term of ***** until *****. Frontier and LHT have the right to extend this agreement for another ***** term upon providing written notice to LHT ***** in advance of expiration.

In the event of a material breach of this Agreement by a Party, the other Party may terminate this Agreement as a whole or—if the material breach relates only to a particular Attachment—the Attachment concerned by prior written notice, unless the breaching Party cures the breach within ***** after having been notified by the non-breaching Party of the respective breach.

12.3	Either Party may terminate this Agreement as a whole or any of the Attachments **** if *****.

12.4	Unless otherwise agreed in the Attachments, in the event that prior to the expiration of this Agreement or any of its Attachments Frontier no longer operates an aircraft, an Engine or a Component which is subject to the Services under this Agreement, *****.

12.5	The premature termination of this Agreement as a whole or any Attachment by act of the Parties or otherwise shall not relieve the Parties of any liabilities, obligations, expenses or charges accrued up to the date when such termination takes effect and shall be without prejudice to any rights accruing to either Party up to said date of termination.

12.6	*****

12.7	*****

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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13. CONFIDENTIALITY, NO TRANSFER OF INTELLECTUAL PROPERTY RIGHTS

13.1	The Parties shall treat as strictly confidential any information pertaining to this Agreement, including the document itself as well as individual provisions contained therein (“Confidential Information”). Confidential Information shall include, but not be limited to, the contents of the negotiations leading up to this Agreement, any business, technical and strategic data disclosed by the other Party or its Subcontractors at any time for any reason—comprising any and all such information in oral or visual form—including but not limited to prices for Materials and Services, the scope of Services offered, legal provisions, Turnaround Times and man-hours needed.

13.2	Neither Party shall disclose any Confidential Information to any employee, except where such disclosure is necessary in order to fulfill the obligations under this Agreement and the employee commits to comply with the respective Party’s confidentiality obligations. Either Party may disclose Confidential Information to its certified accountants and attorneys, such persons to be instructed to adhere to the terms of this Article and as required by applicable law. In case Frontier is not the owner of the aircraft, Engine, Material or Component serviced subject to this Agreement, LHT may upon request by the owner and/or lessor of such aircraft, Engine, Material or Component disclose to the owner and/or lessor Confidential Information regarding such aircraft, Engine, Material or Component LHT’s right to disclose certain Frontier information including Confidential Information to its affiliates, subsidiaries and/or Subcontractors remains unaffected.

13.3	Any Party receiving Confidential Information from the other Party in connection with this Agreement (“Beneficiary”) shall not be bound by the confidentiality obligations under this Article 13 if the Beneficiary can prove that the Confidential Information:

•	was already known to the public prior to the date the Beneficiary received said information;

•	has become known to the public after the date the Beneficiary received said information, except if the Beneficiary is the originator of the publication of said information;

•	has been communicated to the Beneficiary at any date by a third party with the right to communicate it,

•	must be disclosed by binding and final order of a competent court or authority, in which case the Beneficiary will immediately inform the other Party about such mandatory disclosure and limit the disclosure to the extent legally permissible.

The aforementioned exceptions to the confidentiality obligations under this Article 13 shall apply to a combination of single pieces of Confidential Information only if such combination is subject to one of the aforementioned exceptions but not if only each individual piece of Confidential Information is subject of said exceptions.

13.4	All obligations of confidentiality imposed under this Article 13 shall survive the term of this Agreement for a period of *****.

13.5	LHT shall at all times retain all rights, title and interest in and to the intellectual property contained in the Services, products and processes, including but not limited to all rights under applicable patents, copyrights, trademarks and trade secrets and all

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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renewals and extensions thereto. The disclosure of any documents, data and other information in connection with this Agreement, including without limitation when such disclosure is made in fulfillment of a contractual obligation hereunder, shall not be construed as a grant or transfer of such rights.

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14. NOTICES AND COMMUNICATION

14.1	Except as otherwise stated in Article 7.3.4, for messages and correspondence exchanged in connection with this Agreement in day-to-day business, each Party may notify the other Party in writing at suitable postal, telefax, e-mail or other addresses and telephone numbers. The addresses given in Article 14.4 below may also be used.

14.2	No Party may claim that the other Party has received such messages or correspondence if other addresses than those exchanged or given below were used.

14.3	Messages sent by e-mail or other electronic means shall be deemed received only when the message has been opened by the recipient. The burden of proof for the receipt and time of receipt of such messages shall lie with the Party sending the message.

14.4	Whenever written notification or notice is required under this Agreement such notification or notice shall be given by telefax, mail or internationally recognized courier service to the following postal address:

Postal Address:	Lufthansa Technik AG
Dept.: Marketing and Sales, HAM TS
Weg beim Jäger 193 (P.O. Box 63 03 00)
22335 Hamburg
GermanyTelefax: *****

Postal Address:	Frontier Airlines, Inc.

General Counsel

7001 Tower Road
Denver, CO 80249
USA
Email: *****
Telefax: *****

14.5	Frontier shall report Flight Hours and Flight Cycles, if required, by using the Lufthansa Technik Customer Lounge web application “Airborne” accessible at www.lufthansa-technik.com.

Contact addresses for individual communication are: e- mail address: *****

Phone: *****

Fax: *****

Telex: *****

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

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15. LAW AND JURISDICTION

15.1	Governing Law

This Agreement and any dispute shall be governed by and construed in accordance with the laws of the State of New York, U.S.A. without regard to its conflicts of laws principles.

15.2	Dispute Resolution / Arbitration

15.2.1	Any dispute between the Parties with respect to the interpretation of any provision of this Agreement or with respect to the performance of either Party shall be resolved as specified in this Section 15.2

15.2.2	Prior to commencing arbitration, the Parties may, if they so agree, seek the opinion of the relevant manufacturer in relation to the Services under dispute with a view to settling the dispute in good faith. In addition, each Party shall appoint a designated representative whose task it will be to meet for the purpose of endeavouring to resolve such dispute. The designated representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. These procedures shall not prejudice either Party’s right to commence arbitration at any time as per Article 15.2.3.

15.2.3	If the dispute is not resolved by the Parties under Section 15.2.2, it shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the Rules. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. All proceedings in the arbitration shall be scheduled and conducted so that the arbitral tribunal may render the award as expeditiously as possible.

15.2.4	The award shall be final and binding. No Party shall seek recourse to a court of law or other authorities to appeal or otherwise set aside the award. The award shall be in writing and in English, and shall specify the factual and legal basis for the award. The award may be enforced in any court having jurisdiction. The arbitrator shall award to the prevailing Party its costs, including reasonable attorneys’ fees and costs, to the degree of such prevailing Party’s success.

15.2.5	The award of the arbitration may be enforced in any court having jurisdiction over the person or property of the Parties. Nothing in this Agreement shall prevent any Party, before an arbitration has commenced pursuant to this Article 15.2, from seeking interim or injunctive relief, which will then have to be approved by the arbitral tribunal as per Article 15.2.3. For the sole and exclusive purpose of seeking pre-arbitral interim or injunctive relief, both Parties hereby consent and submit to the sole and exclusive jurisdiction of the federal courts of the Southern District of New York, and agree that such court is the most appropriate and convenient court to settle any pre-arbitral dispute, and accordingly waive the right to argue the contrary.

15.2.6	The Parties agree to keep any arbitration confidential, and shall not disclose to any person the existence of the arbitration, any document submitted or exchanged in connection with it, any oral submissions or testimony, any transcripts, or any award, unless such disclosure is required by law.

15.2.7	The Parties agree that this Agreement and the resulting obligations and relationships are commercial and that the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards and the Inter-American Convention on International Commercial Arbitration of 1975 apply to this Agreement and to any order or arbitral award resulting from any arbitration conducted in accordance with this Agreement.

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15.2.8	Frontier hereby appoints Corporation Services Company: 80 State Street, Albany, NY 12207 (Phone 1-866-403-5272)

as its agent for service of process in New York in any dispute; provided, however, that the agent may be replaced by another agent in New York upon thirty (30) Days’ written notice. Service of process on the designated agent at the designated address shall be deemed, for all purposes, to be due and effective service and service shall be deemed completed whether or not forwarded to or received by the respective Party. Any correspondence sent to a Party’s agent for service of process shall also be copied to the Party directly pursuant to Article 14.4; provided, however, that the failure to copy any Party directly shall not affect the effectiveness of any service of process.

15.2.9	LHT hereby appoints Lufthansa Technik Component Services: 3102 Commerce Parkway, Miramar, FL 33025 as its agent for service of process in any dispute; provided, however, that the agent may be replaced by another agent upon thirty (30) Days’ written notice. Service of process on the designated agent at the designated address shall be deemed, for all purposes, to be due and effective service, and service shall be deemed completed whether or not forwarded to or received by the respective Party. Any correspondence sent to a Party’s agent for service of process shall also be copied to the Party directly pursuant to Article 14.4; provided, however, that the failure to copy any Party directly shall not affect the effectiveness of any service of process.

15.2.10	NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY DISPUTE.

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16. MISCELLANEOUS

16.1	Change of Law / Compliance with foreign export and import regulations

16.1.1	The Parties have agreed that certain laws and regulations regarding certification and regulatory requirements are to be observed in the performance of Services under this Agreement. Neither Party can foresee to what extent those laws and regulations will change after the execution of this Agreement. While LHT will use its best efforts to mitigate any impact on the performance and the agreed terms of the Services because of a change of laws (including export laws), regulations or their interpretation by the relevant Authority, any such impact and any resulting additional cost incurred by LHT shall be the responsibility of and be borne by Frontier.

16.2	Assignment

Any assignment of rights or obligations arising from this Agreement shall require the prior written consent of the other Party which shall not be unreasonably withheld.

16.3	Form of Agreement

16.3.1	Two counterpart originals of this Agreement shall be signed and executed by the Parties. One original shall remain with each Party. Each page of each original of the Agreement shall be initialled by each Party.

16.3.2	This Agreement shall not be varied in terms or amended except by an instrument in writing explicitly named an amendment to this Agreement and signed by duly authorized representatives of the Parties.

16.3.3	This Agreement is the entire understanding between the Parties subject matter herein. There are no oral, written or implied agreements with regard to the subject matter herein. In no event shall any general terms and conditions for purchase and/or sale of either Party apply.

16.3.4	All communication between the Parties shall be in English and all documentation shall be made available to the other Party In English. In case any other language is used or any document including this Agreement is translated into any other language it shall be for convenience only. The version in English shall be binding.

16.4	Incoterms

Any reference to any Incoterm shall be a reference to Incoterms 2000.

16.5	Order of Precedence

In the event that a provision in an Attachment, General Annex or contractual document referencing the Basic Agreement deviates from or conflicts with a provision in the Basic Agreement, the provision in such Attachment, General Annex or contractual document referencing the Basic Agreement shall prevail, but only if explicit reference is made to the conflicting or deviating provision in the Basic Agreement which it shall supersede. Article 12.1 shall remain unaffected.

16.6	Waiver and Severability

16.6.1	The failure by either Party to enforce any of the provisions of this Agreement shall not be construed as a waiver of its rights.

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16.6.2	Nothing contained in this Agreement shall require either Party to take any action contrary to the law or to any order or regulation of any government or contrary to any permit or authorization granted to either Party by any governmental authority. If any of the provisions of this Agreement are held unlawful or otherwise ineffective by any court of competent Jurisdiction, the remainder of this Agreement shall remain in full force and the unlawful or otherwise ineffective provision shall be substituted by a new provision reflecting the intent of the provision substituted.

16.7	Export Clause

Both Parties shall comply with all applicable domestic and foreign export compliance requirements, including applicable US export laws and regulations (e.g. ITAR, EAR and OFAC sanctions regulations) and those of other relevant foreign jurisdictions. Upon either Party’s request, the other Party shall promptly provide the requesting Party with appropriate certifications as required by such applicable export laws and regulations, or as necessary to ensure continuing compliance with such applicable export laws and regulations.

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IN WITNESS WHEREOF Frontier and LHT have caused this Agreement to be executed as of the Day and year written below.

Hamburg, Germany		For and on behalf of
Date: November 11, 2014		Lufthansa Technik AG:

Name:	/s/ Wolfgang Weynell	/s/ Harald Gloy
Title:	Vice President, Sales, EUMEU & AMERICAS	Senior Vice President, Aircraft Component Services

Denver, CO USA		For and on behalf of
Date:		Frontier Airlines, Inc.:

Name:	James G. Dempsey	/s/ James G. Dempsey
Title:	Chief Financial Officer